UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2009

TEXTRON INC.

 (Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06                      Material Impairments.

As previously reported in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2009, subsequent to the end of the first quarter, we decided to suspend the development of the Citation Columbus wide-body jet due to prevailing market conditions.  Upon additional analysis of the business jet market related to this product offering, we decided to formally cancel further development of the Citation Columbus.  As referenced in our first quarter 10-Q, we have approximately $50 million in capitalized tooling and facility costs and other deferred costs related to the Columbus.  Accordingly, we have reviewed these assets for recoverability in accordance with generally accepted accounting principles.  On July 8, 2009, management of Textron Inc. concluded that a material impairment charge was required related to the recoverability of a significant portion of the partially-constructed manufacturing facility in Wichita, Kansas and certain tooling capitalized for the project that has no alternate use.  Accordingly, Textron will record a non-cash pre-tax charge of approximately $43 million for the three and six months ended July 4, 2009 to reflect the impairment of the facility and the tooling assets. This non-cash impairment charge is not expected to result in any future cash expenditures.

Forward-Looking Information

Certain statements in this Current Report on Form 8-K and other oral and written statements made by us from time to time are forward-looking statements, including those that discuss strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures. These forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the risk factors contained in our Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q and the following: (a) changes in worldwide economic and political conditions that impact demand for our products, interest rates and foreign exchange rates; (b) the interruption of production at our facilities or our customers or suppliers; (c) performance issues with key suppliers, subcontractors and business partners; (d) the ability to control costs and successful implementation of various cost-reduction programs, including the enterprise-wide restructuring program; (e) the occurrence of slowdowns or downturns in customer markets in which our products are sold or supplied or where Textron Financial Corporation (TFC) offers financing; (f) changes in aircraft delivery schedules or cancellation of orders; (g) bankruptcy or other financial problems at major suppliers or customers that could cause disruptions in our supply chain or difficulty in collecting amounts owed by such customers; and (h) continued volatility and further deterioration of the capital markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: July 8, 2009	By:	/s/ Richard L. Yates
Richard L. Yates
Senior Vice President, Corporate Controller
and Acting Chief Financial Officer